Exhibit 23.2

EXPERTS

The consolidated financial statements and financial statement schedule of KBS Legacy Partners Apartment REIT, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The (i) statement of revenues over certain operating expenses of Legacy at Martin’s Point for the year ended December 31, 2011, incorporated by reference in this prospectus from KBS Legacy Partners Apartment REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on June 27, 2012, (ii) the statement of revenues over certain operating expenses of Legacy Crescent Park for the year ended December 31, 2011, incorporated by reference in this prospectus from KBS Legacy Partners Apartment REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on May 29, 2012, (iii) the statement of revenues over certain operating expenses of The Residence at Waterstone for the year ended December 31, 2011, incorporated by reference in this prospectus from KBS Legacy Partners Apartment REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on May 10, 2012, (iv) the statement of revenues over certain operating expenses of Poplar Creek for the year ended December 31, 2010, incorporated by reference in this prospectus from KBS Legacy Partners Apartment REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on April 12, 2012, and (v), the statement of revenues over certain operating expenses of Legacy at Valley Ranch for the year ended December 31, 2009 incorporated by reference in this prospectus from KBS Legacy Partners Apartment REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on December 23, 2010 all have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such statements of revenues over certain operating expenses are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

/s/ Ernst & Young LLP
Irvine, California

July 16, 2012